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                                 EXHIBIT 10.13


                        SETTLEMENT AGREEMENT AND RELEASE
                        --------------------------------



     This Settlement Agreement and Release (the "Agreement") is made and entered into on May _____, 1998, by and between BioShield Technologies, Inc. ("BioShield" or the "Company") and Stephen M. Dale (the "Investor") (collectively, the "Parties");

                             W I T N E S S E T H :

     WHEREAS, pursuant to a Confidential Private Placement Memorandum, dated January 15, 1998, as supplemented on February 11, 1998, Company offered to sell Investor on a private placement basis (the "Private Placement") up to 200 units (the "Units") at a purchase price of $5,000.00 per Unit. Each Unit was to consist of a Non-Negotiable Interest Bearing Promissory Note and warrants ("Unit Warrants") to purchase up to 5,000 shares of Company's common stock, no par value per share (the"Common Stock");

     WHEREAS, Investor delivered to Company a Subscription Agreement dated March 5, 1998 (the "Subscription Agreement") to purchase 50 Units for an aggregate of $250,000.00 and in consideration therefor received from Company a Non-Negotiable Interest Bearing Promissory Note in the form attached hereto as Exhibit "A" (the
                                                                -----------
"Investment Note") for $250,000.00 and Company's agreement to deliver, as soon as practicable following delivery of the Investment Note, Unit Warrants to purchase 250,000 shares of Common Stock in the form attached hereto as Exhibit
                                                                       -------
"B" (the "Subscription Amount");
---

     WHEREAS, Investor desires to cancel the purchase of the 50 Units and Company is willing to cooperate in the cancellation of such purchase in connection with the full accord, satisfaction, settlement and release of all potential claims and counterclaims which the Parties have or may have against each other arising prior to the date hereof;

     WHEREAS, the Parties have agreed that, simultaneously with the Parties' execution and delivery of this Agreement, (i) Company will deliver to Investor
(a) a check of even date hereof in good funds, payable to Investor in the sum of One Hundred Twenty-Five Thousand and no/100 Dollars ($125,000.00) (the "Initial Payment); and (b) a promissory note of even date hereof, substantially in the form attached hereto as Exhibit "C", on which Company will be obligated as the
                        -----------
borrower, in the aggregate principal amount of One Hundred Twenty Five Thousand and no/100 Dollars ($125,000.00), with interest payable on such note in the annual amount of ten percent (10%) (the
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"New Note"; the Initial Payment and the New Note are collectively referred to herein as the "Settlement Payment"), (ii) Investor will deliver to Company the Investment Note, and (iii) without any action on the part of either Investor or Company, the Investment Note will be immediately cancelled and rendered null and void, and Company's obligation to deliver the Unit Warrants shall be null and void; and

     WHEREAS, the Parties agree to keep this Agreement and its terms confidential, except to the extent required by law;

     NOW, THEREFORE, for and in consideration of the mutual agreement hereinafter made, the payment of good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, BioShield and Investor hereby agree as follows:

     FIRST: Investor, for himself, his successors and assigns, hereby releases, remises, acquits, and forever discharges BioShield and its successors, assigns, representatives, officers, shareholders, directors, agents, attorneys, and employees from any and all manner of actions, causes of action, suits, debts, dues, sums of money, accounts, reckonings, covenants, contract, agreements, promises, damages, claims, and demands whatsoever and from any and all liability or responsibility whatsoever with respect thereto whether known or unknown, liquidated, or contingent, at law or in equity, which Investor now has or may have against BioShield arising out of any transactions, facts, acts, or omissions, matters or things whatsoever occurring prior to the date hereof, including, but not limited to, all claims of whatever type or kind that were asserted or could have been asserted in contract, law, or in equity by Investor in connection with the Private Placement;

     SECOND: BioShield, for itself, its successors and assigns, hereby releases, remises, acquits, and forever discharges Investor and his heirs, executors, administrators, assigns, representatives, agents, attorneys, and employees from any and all manner of actions, causes of action, suits, debts, dues, sums of money, accounts, reckonings, covenants, contract, agreements, promises, damages, claims, and demands whatsoever and from any and all liability or responsibility whatsoever with respect thereto whether known or unknown, liquidated, or contingent, at law or in equity, which BioShield now have or may have against Investor arising out of any transactions, facts, acts, or omissions, matters or things whatsoever occurring prior to the date hereof, including, but not limited to, all claims of whatever type or kind that were asserted or could have been asserted in contract, law, or in equity by BioShield in connection with the Private Placement;

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     THIRD:  The Parties agree that, simultaneously with the Parties' execution and delivery of this Agreement, (i) Company shall deliver to Investor the Settlement Payment, which shall be comprised of the Initial Payment and the New Note, (ii) Investor shall deliver to Company the Investment Note, and (iii) without any action on the part of either Investor or Company, the Investment Note shall be immediately cancelled and rendered null and void, and Company's obligation to deliver the Unit Warrants shall be null and void.

     FOURTH: The New Note provides for payment to Investor in full, within six months of the date hereof, the aggregate principal amount due thereunder plus all accrued interest. In the event that some or all of the aggregate principal amount remains unpaid at the end of such period, BioShield agrees to pay interest on unpaid funds at a default rate of twelve percent (12%) per annum. BioShield also agrees that, during the period in which any balance remains owing on the New Note, in the event that BioShield is successful in raising equity or debt capital, whether through the Private Placement or otherwise (the "Placement"), any unpaid balance on principal and interest on the New Note will be funded from the proceeds, from time to time of any such offerings as follows: fifty percent (50%) of the net proceeds to BioShield of any such Placement up to $200,000.00 shall be paid to Investor and one hundred percent (100%) of the net proceeds to BioShield in excess of $200,000.00 shall be paid to Investor until all amounts payable under the New Note, including any accrued interest, are paid in full.

     FIFTH: The Parties further agree that this Agreement is expressly conditioned upon each Party's full execution and delivery of this Agreement, BioShield's payment of the Settlement Payment and the Investment Note and Unit Warrants being cancelled and becoming null and void.

     SIXTH: BioShield and Investor represent and agree that they have thoroughly discussed all aspects of this Agreement with their private attorneys, that they are fully aware of their right to discuss any and all aspects of this matter with an attorney chosen by them, that they have carefully read and fully understand all the provisions of this Agreement and that they are voluntarily entering into this Agreement.

     SEVENTH: BioShield and Investor represent and acknowledge in executing this Agreement that they do not rely and have not relied on any representation or statement made by the other Party or by any of the other Party's agents, representatives, or attorneys with regard to the subject matter, basis or effect of this Agreement.

     EIGHTH: This Agreement shall in all respects be interpreted, enforced, and governed pursuant to the laws of the State of Georgia. The venue of any legal action to enforce or interpret any portion of this Agreement or the

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New Note shall be Fulton County, Georgia. The language of this Agreement shall in all cases be construed as a whole and be accorded its fair meaning, and shall not be strictly construed for or against any of the Parties.

     NINTH: Should any provision of this Agreement be declared or determined by any court of competent jurisdiction to be illegal or invalid, the validity of the remaining parts, terms, or provisions shall not be affected thereby and said illegal or invalid part, term, or provisions shall be deemed not to be a part of this Agreement.

     TENTH: This Agreement does not constitute an admission of liability by any Party to any other Party and both BioShield and Investor expressly deny any liability to one another with respect to the Private Placement.

     ELEVENTH: This Agreement may be executed in a number of identical counterparts. If so executed, each of such counterparts shall be deemed an original for all purposes and all such counterparts, collectively, constitute one agreement.

     TWELFTH: The Parties agree that the existence and terms of this Agreement, the amount of the Settlement Payment, and the contribution of any Party, shall be kept confidential and not disclosed to any non-parties to this Agreement, except attorneys of the Parties and as necessary to comply with a valid subpoena or applicable law. Investor and BioShield agree to provide the other with at least five days prior written notice of any disclosure necessitated by subpoena or applicable law.

     THIRTEENTH: This Agreement sets forth the entire agreement between the Parties hereto and fully supersedes any and all prior agreements, understandings, representations or undertakings between the Parties hereto pertaining to the subject matter hereof.


                                     BIOSHIELD TECHNOLOGIES, INC.



                                     By:__________________________________

                                     Its: _________________________________
WITNESS:


_____________________________


                                     ______________________________________
                                                Stephen M. Dale
WITNESS:


_____________________________

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